Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors and Stockholders
Sirius XM Holdings Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-179600, No. 333-160386, No. 333-159206, and No. 333-152574) on Form S-8 of Sirius XM Holdings Inc., of our reports dated February 5, 2015, with respect to the consolidated balance sheets of Sirius XM Holdings Inc. and subsidiaries as of December 31, 2014 and 2013, and the related consolidated statements of comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2014, and the related financial statement schedule for each of the years in the three-year period ended December 31, 2014, and with respect to the effectiveness of internal control over financial reporting as of December 31, 2014, which reports appear in the December 31, 2014 annual report on Form 10-K of Sirius XM Holdings Inc.

/s/ KPMG LLP
New York, New York
February 5, 2015